FOR IMMEDIATE RELEASE

July 26, 2007

Contact: Rosemarie Faccone

Susan Jordan

732-577-9996

Stockholders of Monmouth Real Estate Investment Corporation

and Monmouth Capital Corporation Approve Strategic Combination

FREEHOLD, NJ, July 26, 2007 . . . Monmouth Real Estate Investment Corporation (NASDAQ: MNRTA) (“Monmouth REIT”) and Monmouth Capital Corporation (NASDAQ: MONM) (“Monmouth Capital”), announced today that the stockholders of each company have approved the two companies’ proposed strategic combination.  Over 97 % of the total votes cast by Monmouth REIT stockholders and over 99% of the votes cast by Monmouth Capital stockholders were cast in favor of the proposed strategic combination.

In the transaction, which the two companies expect to close on or about July 31, 2007, a wholly-owned subsidiary of Monmouth REIT will merge with and into Monmouth Capital, and Monmouth Capital will survive as a wholly-owned subsidiary of Monmouth REIT, and each outstanding share of Monmouth Capital’s common stock will be converted into and exchanged for the right to receive 0.655 shares of Monmouth REIT’s common stock.

“Today’s approval by Monmouth REIT’s and Monmouth Capital’s stockholders signifies a major step toward continued growth and exposure in our industry and on Wall Street,” said Eugene W. Landy, President and Chairman of both Monmouth REIT and Monmouth Capital.  “We view the combination of Monmouth REIT and Monmouth Capital as an opportunity to build on Monmouth Capital’s forty-six year history by increasing the market capitalization and expanding the shareholder base of Monmouth REIT.  We appreciate the support of our shareholders as we continue to build and manage our portfolio of properties.”

In addition to approving the merger, stockholders of Monmouth REIT elected Daniel D. Cronheim, Neal Herstik and Scott L. Robinson as directors, each to hold office until the Monmouth REIT annual meeting of stockholders in 2010 and until his successor is duly elected and qualifies.  Additionally, Monmouth REIT’s stockholders approved its 2007 Stock Option Plan and the appointment of Reznick Group, P.C. as Monmouth REIT’s independent registered public accounting firm for its fiscal year ending September 30, 2007.

Cohen & Steers Capital Advisors, LLC acted as exclusive financial advisor to the Special Committee of the Board of Directors of Monmouth REIT and Venable LLP is serving as its legal counsel.  Ferris, Baker Watts, Inc. acted as exclusive financial advisor to the Special Committee of the Board of Directors of Monmouth Capital and Stroock & Stroock & Lavan LLP is serving as its legal counsel.

About Monmouth Real Estate Investment Corporation

Monmouth REIT, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. Monmouth REIT’s equity portfolio consists of forty-two industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, Monmouth REIT owns a portfolio of REIT securities.

About Monmouth Capital Corporation

Monmouth Capital’s equity portfolio consists of fourteen industrial properties in Florida, Georgia, Illinois, Minnesota, Missouri, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Texas and Virginia. Monmouth Capital has operated as a public company since 1961.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Monmouth REIT, Monmouth Capital and their affiliates or industry results or the benefits of the merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered in integrating the companies, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings that may be instituted against either of the companies or others following announcement of the approval of the merger, the satisfaction of closing conditions to the transaction, inability to realize or delays in realizing the expected synergies, unanticipated operating costs, the effects of general and local economic and real estate conditions and the amount of the costs, fees, expenses and charges related to the transaction. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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